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                                                                  EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         -------------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                         -------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                         -------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                      95-4655078
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

101 CALIFORNIA STREET, FLOOR 38
SAN FRANCISCO, CALIFORNIA                                                  94111
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                         -------------------------------

                             HEWLETT-PACKARD COMPANY
               (Exact name of obligor as specified in its charter)

     DELAWARE                                                         94-1081436
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

3000 HANOVER STREET
PALO ALTO, CALIFORNIA                                                      94304
(Address of principal executive offices)                              (Zip Code)

                          SUBORDINATED DEBT SECURITIES
                       (Title of the indenture securities)

                         -------------------------------

GENERAL INFORMATION.

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              Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of the Currency, Washington, D.C.
              Board of Governors of the Federal Reserve System, Washington, D.C.

       (b)    Whether it is authorized to exercise corporate trust powers.

              Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

         None.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES

       (a) Title of securities outstanding under each indenture. $1,500,000,000 -- 7.15% Global Notes due June 15, 2005 issued under Indenture dated June 1, 2000. $1,000,000,000 -- 5.75%
              Global Notes due December 15, 2006 issued under Indenture dated June 1, 2000. Medium Term Notes, Series A issued under Prospectus dated May 16, 2001 and issued under Indenture dated June 1, 2000. Zero Coupon-Subordinated Notes due 2017 issued under Indenture dated October 14, 1997.

ITEM 16. LIST OF EXHIBITS.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1.    Articles of Association of the Trustee as Now in Effect
                     (see Exhibit 1 to Form T-1 filed in connection with Form
                     8-K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 2.    Certificate of Authority of the Trustee to Commence
                     Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3.    Authorization of the Trustee to Exercise Corporate Trust
                     Powers (contained in Exhibit 2).

       Exhibit 4.    Existing By-Laws of the Trustee (see Exhibit 4 to Form
                     T-1 filed in connection with Form 8-K of the Southern
                     California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable
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                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 19th day of February 2002.


                              J. P. Morgan Trust Company, National Association


                                    By /s/ Jennifer Richardson
                                      ----------------------------------
                                           Jennifer Richardson
                                           Vice President



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EXHIBIT 7.          Report of Condition of the Trustee.
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CONSOLIDATED REPORT OF CONDITION OF
                        J.P. Morgan Trust Company, N.A.,
            (formerly Chase Manhattan Bank and Trust Company, N.A.)
--------------------------------------------------------------------------------
                                  (Legal Title)

LOCATED AT    1800 Century Park East, Ste. 400     Los Angeles,     CA     90067
           ---------------------------------------------------------------------
                  (Street)                         (City)          (State) (Zip)

AS OF CLOSE OF BUSINESS ON          September 30, 2001
                           -----------------------------------

ASSETS      DOLLAR AMOUNTS IN THOUSANDS

1.     Cash and balances due from depository institutions (from Schedule RC-A):
           a. Noninterest-bearing balances and currency and coin (1)                               1,516
           b. Interest bearing balances (2)                                                            0
2.     Securities:
           a. Held-to-maturity securities (from Schedule RC-B, column A)                               0
           b. Available-for-sale securities (from Schedule RC-B, column D)                           687
3.     Federal Funds sold and securities purchased agreements to resell                           55,250
4.     Loans and lease financing receivables (from Schedule RC-C):
           a. Loans and leases held for sale                                                           0
           b. Loans and leases, net of unearned income                                             1,440
           c. LESS: Allowance for loan and lease losses                                                0
           d. Loans and leases, net of unearned income and
                allowance (item 4.b minus 4.c)                                                     1,440
5.     Trading assets (from Schedule RC-D)                                                           N/A
6.     Premises and fixed assets (including capitalized leases)                                      182
7.     Other real estate owned (from Schedule RC-M)                                                    0
8.     Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                            0
9.     Customers' liability to this bank on acceptances outstanding                                    0
10.    Intangible assets
           a. Goodwill                                                                                20
           b. Other intangible assets (from Schedule RC-M)                                           383
11.    Other assets (from Schedule RC-F)                                                           3,060
12.            TOTAL ASSETS (sum of items 1 through 11)                                           62,538

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(1) INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.
(2) INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.


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LIABILITIES

13.    Deposits:
           a. In domestic offices (sum of totals of columns A and C from
                Schedule RC-E)                                                                    25,467
                (1) Noninterest-bearing (1)                                                        6,583
                (2) Interest-bearing                                                              18,885
           b. In foreign offices, Edge and Agreement subsidiaries, and IBF'
                (1) Noninterest-bearing                                                              N/A
                (2) Interest-bearing                                                                 N/A
14.    Federal funds purchased and securities sold under agreements to repurchase                      0
15.    Trading liabilities (from Schedule RC-D)                                                        0
16.    Other borrowed money (includes mortgage indebtedness and obligations
       under capitalized leases) (from Schedule RC-M):                                                 0
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding                                        0
19.    Subordinated notes and debentures (2)                                                           0
20.    Other liabilities (from Schedule RC-G)                                                      8,355
21.    Total liabilities (sum of items 13 through 20)                                             33,822
22.    Minority interest in consolidated subsidiaries                                                  0

EQUITY CAPITAL

23.    Perpetual preferred stock and related surplus                                                   0
24.    Common stock                                                                                  600
25.    Surplus (exclude all surplus related to preferred stock)                                   13,169
26.        a. Retained earnings                                                                   14,946
           b. Accumulated other comprehensive income (3)                                               1
27.    Other equity capital components (4)                                                             0
28.    Total equity capital (sum of items 23 through 27)                                          28,716
29.    Total liabilities, minority interest, and equity capital
       (sum of items 21, 22, and 28)                                                              62,538

MEMORANDUM
       To be reported with the March Report of Condition.
       1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
           date during 2000                                                                            1
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.


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